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                                                                    EXHIBIT 23.2
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                        CONSENT OF BAKER & HOSTETLER LLP

                                October 14, 1998

         We hereby consent to the inclusion of our opinion letter to the Board of Directors of The Ohio Bank (the "Company") as Exhibit 8 to the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.



                                                       /s/ BAKER & HOSTETLER LLP
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